UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

ICC HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On June 11, 2024, ICC Holdings, Inc. issued the following press release, a copy of which is filed as Exhibit 1.

Important Additional Information Regarding Proxy Solicitation

ICC Holdings, Inc. (the “Company”) has filed a definitive proxy statement and WHITE proxy card with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Company’s 2024 Annual Meeting of Shareholders (the “Proxy Statement” and such meeting the “2024 Annual Meeting”). The Company, its directors, including its director nominees, and certain of its executive officers are participants in the solicitation of proxies from shareholders in connection with the 2024 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective direct or indirect interests in the Company by security holdings or otherwise and other information relating to the participants is set forth in the Company’s definitive proxy statement for the 2024 Annual Meeting of Shareholders, filed with the SEC on May 1, 2024 (the “2024 Proxy Statement”) and available at https://www.sec.gov/Archives/edgar/data/1681903/000143774924014092/icch20240426_defc14a.htm. Please refer to the sections captioned “Share Ownership of Certain Beneficial Owners,” “Proposal One: Election of Directors,” “Director Compensation,” “Executive Compensation Practices,” “Executive Compensation,” “Executive Management,” and “Certain Relationships and Related Transactions” and Appendix B in the 2024 Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S 2024 PROXY STATEMENT AND ANY AMENDMENTS AND SUPPLEMENTS THERETO, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. These documents, including the 2024 Proxy Statement (and any amendments or supplements thereto) and other documents filed by the Company with the SEC, are available for no charge at the SEC’s website at http://www.sec.gov and at the Company’s investor relations website at https://ir.iccholdingsinc.com/.